Exhibit 10.2

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF OHIO	§

§

COUNTY OF _____________	§

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed to, SPQR Energy, Inc., whose mailing address is 19607 Piney Place Ct., Houston, Texas 77094, its parent and affiliates (hereinafter collectively “Assignor”) does hereby BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY, subject to all of the provisions herein below set forth, to Exobox Technologies Corp. (hereinafter referred to as “Assignee”) whose mailing address is 2121 Sage Road, Suite 200, Houston, Texas 77056, any and all right, title and interest in and to the following sixteen (16) oil and/or gas wells and any related contracts, whether recorded or unrecorded, and any Pooling Agreement more fully described as the oil and gas lease, agreements, lands and/or properties listed and described in the real property records of their respective counties in Ohio (including any renewals, extensions, ratifications and amendments to such interests), together with all mineral leasehold estates and working interests pertaining to such wells, together with any interests in contracts, agreements, pipelines, pipeline right-of-ways or easements affecting or relating to said wells and all material, fixtures, personal property and equipment associated with such wells as follows:

1.	Haley R&G #1-K Well,	API No. 3400724268, 80.176650% Seller’s Net Revenue Interest sold to Buyer;
2.	Kenworthy #2 Well,	API No. 3405921698, 27.343750% Seller’s Net Revenue Interest sold to Buyer;
3.	Driggs #1 Well,	API No. 3405921244, 84.765600% Seller’s Net Revenue Interest sold to Buyer;
4.	Graham L #1 Well,	API No. 3409920404, 26.486250% Seller’s Net Revenue Interest sold to Buyer;
5.	Ewing #1 Well,	API No. 3409920237, 38.281250% Seller’s Net Revenue Interest sold to Buyer;
6.	Troutman C #1 Well,	API No. 3409920236, 38.281250% Seller’s Net Revenue Interest sold to Buyer;
7.	Miller Unit #1 Well,	API No. 3409920430, 26.486250% Seller’s Net Revenue Interest sold to Buyer;
8.	Marshall #1 Well,	API No. 3409920403, 26.486250% Seller’s Net Revenue Interest sold to Buyer;
9.	Radcliffe D #1 Well,	API No. 3411923190, 81.675000% Seller’s Net Revenue Interest sold to Buyer;
10.	Howell #1 Well,	API No. 3413322175, 83.851070% Seller’s Net Revenue Interest sold to Buyer;
11.	Grund M #1 Well,	API No. 3413321783, 84.937500% Seller’s Net Revenue Interest sold to Buyer;
12.	Mihalik Unit #1 Well,	API No. 3415123128, 83.851070% Seller’s Net Revenue Interest sold to Buyer;
13.	Morris R #1 Well,	API No. 3415723291, 84.937500% Seller’s Net Revenue Interest sold to Buyer;
14.	Morris R #1A Well,	API No. 3415723292, 84.937500% Seller’s Net Revenue Interest sold to Buyer;
15.	Hardorn Morris Unit #1 Well,	API No. 3415723290, 84.937500% Seller’s Net Revenue Interest sold to Buyer;
16.	JO Smith #1 Well,	API No. 3415723554, 85.158170% Seller’s Net Revenue Interest sold to Buyer

In addition to the above referenced wells, and subject to the Assumed Debt described in Exhibit “B” to the Purchase and Sale Agreement between Assignor and Assignee dated October 22, 2009, the Assets include all of Seller’s right, title and interest in and to:

a. all of the oil and gas leases, agreements, lands and/or properties listed and described below (including any renewals, extensions, ratifications and amendments to such interests (collectively, "Leases");

b. all oil and gas wells, salt water disposal wells, injection wells and other wells, including the 16 wells identified above, located on or associated with the Leases (collectively the "Wells");

g. all structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, heater treaters, valves, fittings, equipment, machinery, fixtures, flowlines, pipelines, platforms, tubular goods, materials, tools, supplies, improvements, and any other real, personal, immovable and mixed property located on, used in the operation of, or relating to the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling or disposal of hydrocarbons, water, and associated substances produced from the Leases (the “Equipment”);

h. all natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid,  produced from or allocable to the Assets (as hereinafter defined) on and after the Effective Date (the "Hydrocarbons");

i. to the extent transferable, all contracts, permits, rights-of-way, easements, licenses, servitudes, transportation agreements, pooling agreements, operating agreements, gas balancing agreements, farm-in agreements pertaining to the Assets, INSOFAR ONLY as they directly relate and are attributable to the Leases, Wells, Hydrocarbons, or Equipment or the ownership or operation thereof, or the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling or disposal treatment, sale, storage transportation, processing, handling or disposal of hydrocarbons, water, or substances associated therewith (the "Assumed Contracts"); and

j.   records relating to the Leases, Wells, Hydrocarbons,  Assumed Contracts and Equipment in the possession of  Seller (the “Records”)and including as follows: all (i) lease, land, and division order files (including any abstracts of title, title opinions, certificates of title, title curative documents, and division orders contained therein), (ii) the Assumed Contracts; (iii) all well, facility, operational, environmental, regulatory, compliance and historic production files and (iv) all geological files relating to the Leases (the “Geologic Data”), but not including any records which (i) Seller is prohibited from transferring to Buyer by law or existing contractual relationship, or which (ii) constitute Excluded Assets (as hereinafter defined in Section 1.2).

Assignor’s right, title and interest in and to such all such Leases, Wells, Equipment, Hydrocarbons, Assumed Contracts, Fixtures, Personal Property and Records are hereinafter collectively referred to as the "Assets."

This Assignment is intended to convey any and all interest as to all right, title and interest in the Properties acquired by Assignor, and Assignor does hereby BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY unto Assignee, and Assignee does hereby receive and accept the undivided interest designated above in the Assets subject to all of the following terms, provisions, and conditions hereof:

1.
This Assignment is made without warranty of title and without any other warranty whatsoever, express or implied, except that Seller warrants and guarantees that the Assets have a minimum fair market value (PV10) of at least $ 22,500,000.

2.
THIS ASSIGNMENT IS MADE WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE QUANTITY, WEIGHT, GRADE, CONDITION, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OF ANY AND ALL WELLS, MATERIAL AND EQUIPMENT SUBJECT HERETO, EXCEPT AS IS OTHERWISE SET FORTH ABOVE.

3.
Except as may otherwise specifically be provided herein, and subject to the rights of Park City Bank, N.A. relating to the Assumed Debt, Assignor shall be entitled to all proceeds of production from and accruing to the Assets prior to the Effective Date and shall be responsible for all reasonable and necessary operating costs and expenses directly attributable to the Assets prior to the Effective Date.  Assignee shall be entitled to all proceeds of production from and accruing to the Assets on and after the Effective Date and shall be responsible for all costs, expenses, disbursements, obligations and liabilities attributable to the Assets on and after the Effective Date.

4.
By accepting this Assignment, Assignee agrees that Assignee has inspected and is familiar with the Assets and accepts responsibility and liability for the present and future condition of the Assets, and further agrees that subject to the warranty set forth above, this conveyance of the Assets is on an “AS IS”, “WHERE IS”, and “WITH ALL FAULTS AND DEFECTS-LATENT AND PATENT” basis.

5.
Assumption and Indemnification of Environmental Risk and Environmental Liabilities by Buyer.  Buyer shall assume full responsibility for, and shall comply with and perform all environmentally-related duties and obligations with respect to the Assets for periods of time from and after the Effective Date and shall indemnify, defend and hold harmless Seller and the Seller Parties from and against any and all Claims under any Environmental Law (hereafter defined) with respect to the Assets for periods of time from and after the Effective Date.  The term “Environmental Law” here and in Sections 4.6 and 4.7 mean the Occupational Safety and Health Act, 29 U.S.C.A. §651, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.A. §6901, et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.A. §9601, et seq.; the Clean Water Act, 33 U.S.C.A. §1251 et seq.; the Clean Air Act, 42 U.S.C.A. §7401, et seq.; the Safe Drinking Water Act, 42 U.S.C.A. §3001, et seq.; the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A. §2701 et seq.; and all rules, regulations and orders adopted under the foregoing statutes applicable to any waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials, or hazardous substances on or included with the Assets or the presence, disposal, release or threatened release of all waste material, produced water, tank bottoms, sludge, or constituents thereof, radioactive materials, or hazardous substances on, included with, or from the Assets into the atmosphere or in or upon land or any water course or body of water, whether above or below the ground, and all other federal, state and local environmental and oil and gas laws and regulations, as well as all acts, laws, and regulations amendatory or supplemental thereto.

6.
Subject to Buyer’s obligations set forth in paragraph 3 of the October 22, 2009, Purchase and Sale Agreement between Buyer and Seller pertaining to the Assets, nothing contained herein shall act as a release or waiver of Seller for any acts or conditions in existence prior to the Effective Date.

7.
In regard to Assignor’s interest in oil and gas Wells included within the Assets, Assignee agrees to assume all Well plugging liability and shall indemnify and hold Assignor harmless against any monetary expense necessary to plug such wells as may be required by the state of Ohio, or any other governmental authority. Assignee also agrees to restore the surface of the Properties in accordance with applicable governmental rules, regulations, laws and orders, and as may be required under any lease, contract or other agreement affecting the Assets.

8.
Except as may otherwise specifically be provided herein, Assignor shall be liable for all ad valorem taxes, real property taxes, personal property taxes, and similar obligations (“Property Taxes”) accruing up to but excluding the Effective Date. Assignee shall be liable for all Property Taxes relating to the ownership of the Properties on and after the Effective Date.

9.
Except as may otherwise specifically be provided herein, all taxes (other than income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production and excise tax) shall be apportioned between the parties based upon the Effective Date.   All such taxes which accrued prior to the Effective Date have been or will be properly paid or withheld by Assignor and all statements, returns, and documents pertinent thereto have been or will be properly filed by Assignor .  Payment or withholding of all such taxes which accrue on or after the Effective Date and the filing of all statements, returns and documents incident thereto shall be the liability and responsibility of Assignee.

10.
By acceptance of this Assignment, Assignee acknowledges that Assignee’s decision and election to purchase these Properties has been made solely on the basis of its own independent investigation of the Properties.  Accordingly, Assignee agrees and hereby acknowledges that other than is set forth in paragraph ___ above, Assignor has not made, and ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THIS CONVEYANCE IS MADE BY ASSIGNOR WITHOUT ANY REPRESENTATION, COVENANT OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, WORD USAGE OR OTHERWISE, RELATING TO: (i) ANY COVENANT OR WARRANTY OF TITLE TO THE PROPERTIES (INCLUDING, BUT NOT LIMITED TO, THE SUBJECT LEASES); THE CONDITION OF THE PROPERTIES; AND (ii) ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TOASSIGNEE BY OR ON BEHALF OF ASSIGNOR (INCLUDING, WITHOUT LIMITATION, INFORMATION, DATA OR OTHER MATERIALS REGARDING THE EXISTENCE OR EXTENT OF OIL, GAS OR ANY SUCH RESERVES, THE VALUE OF SUCH RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, PRESENT OR PAST PRODUCTION RATES, COMPLIANCE WITH LEASE TERMS, THE CONDTION OF ANY WELL, AND THE ABILITY TO SELL OIL OR GAS PRODUCTION AFTER THE EFFECTIVE DATE).  The parties hereto agree that, to the extent required by applicable law to be operative, the disclaimers of certain warranties contained in this paragraph are “conspicuous” disclaimers for the purposes of any applicable law, rule or order.

11.
Assignor covenants and agrees to execute and deliver to Assignee all such other and additional instruments and other documents and will do all such other acts and things as may be necessary more fully to assure to Assignee or its successors or assigns, all of the respective properties, rights and interests herein and hereby granted or intended to be granted.

12.
All of the provisions hereof shall inure to the benefit of and be binding upon the respective successors and assigns of Assignor and Assignee.  All references herein to Assignor or Assignee shall include their respective successors and assigns.

13.
It is the intention and agreement of Assignor and Assignee hereunder that the provisions of this Assignment be severable.  Should the whole or any portion of a section or paragraph be judicially held, to be void or invalid, such holding shall not affect other portions which can be given effect without the invalid or void portion.

14.
This Assignment states the entire Agreement between the Assignor and Assignee hereto with respect to the subject matter hereof and may not be supplemented, altered, amended, modified or revoked except in writing signed by each PARTY hereto.

15.
The covenants, indemnities, and obligations of the Assignor and Assignee shall survive the Closing and not be merged in, impaired, or abrogated by the consummation of such Closing or the delivery of any documents or instruments on such Closing.

16.	The persons signing below, by their execution, represent and warrant that they have full and lawful authority to bind the respective entities on whose behalf they are signing.

17.
The parties agree to prepare and execute within 30 days such further documents as are necessary to effect recorded assignments, upon Lender approval, for each of the sixteen (16) wells in the real property records of their respective counties in Ohio.

Executed by Assignor and Assignee on the 22nd day of October, 2009, to be effective as of 5:00 o’clock p.m. on October 22, 2009 (the “Effective Date”).

ASSIGNOR: SPQR Energy, Inc.

_______________________________

Claudio Roman, President

ASSIGNEE:   EXOBOX TECHNOLOGIES CORP.

_________________________________

Kevin P. Regan, President

ACKNOWLEDGEMENTS

THE STATE OF TEXAS	§

§

COUNTY OF HARRIS	§

This instrument was acknowledged before me this the ______ day of October, 2009, by Claudio Roman as President of SPQR Energy, Inc, a Texas corporation, on behalf of said corporation.

________________________________

Notary Public in and for the

State of Texas

THE STATE OF TEXAS	§

§

COUNTY OF HARRIS	§

This instrument was acknowledged before me this the ______ day of October, 2009, by Kevin P. Regan, President of EXOBOX TECHNOLOGIES CORP., a Nevada corporation, on behalf of said corporation.

________________________________

Notary Public in and for the

State of Texas

After recording return to:

Thomas C. Pritchard
Brewer & Pritchard, P.C.
3 Riverway, Site 1800
Houston, Texas 77056